UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009

CHINA ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-104647	33-0843696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7F, De Yang Garden No. 267 Qu Yang Road Hongkou District, Shanghai Shanghai, China	200081
(Address of Principal Executive Offices)	(Zip Code)

+86 (0)21 5556-0020
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On March 31, 2009, China Energy Recovery, Inc., a Delaware corporation (the "Company"), released an aggregate of 1,779,180 shares of its common stock held in escrow pursuant to the terms of the Share Exchange Agreement, dated as of January 24, 2008, between the Company, Poise Profit International, Ltd., a private British Virgin Islands corporation ("Poise"), and Poise's shareholders.  The shares of common stock were deposited into an escrow account on April 15, 2008 upon the closing of the Share Exchange Agreement pursuant to which the Company acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of shares of Company common stock to Poise's then-shareholders.  Pursuant to the terms of the Share Exchange Agreement, the escrowed shares of common stock were released to Poise's former shareholders as a result of the achievement by the Company's wholly-owned subsidiary, HAIE Hi-tech Engineering (Hong Kong) Company, Limited, of certain financial targets for the 2008 fiscal year set forth in the Share Exchange Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: April 6, 2008	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer